EXHIBIT 10.13(ii)
AMENDMENT TO DATA SERVICES AGREEMENT
     This Amendment (this “Amendment”) is made and entered into as of October 16, 2008, by and between HMS Business Services, Inc. (“Vendor”), a New York corporation with offices at 401 Park Avenue South, New York, NY 10016, and Apollo Health Street, Inc, a corporation having offices at 225 Washington Street, Suite 250, Conshohocken, PA 19428 (“Customer”).
WITNESSETH:
     WHEREAS, Vendor and Zavata, Inc. and Zavata’s wholly owned subsidiary Accordis, Inc. (collectively, “Zavata”) are parties to a Data Services Agreement dated July 31, 2007 (the “Data Services Agreement”) pursuant to which Vendor provides to Zavata certain data processing, data storage and data management and other services;
     WHEREAS, Customer has acquired Zavata (the “Acquisition”) and assumed all of the rights and obligations of Zavata pursuant to the Data Services Agreement;
     WHEREAS, Vendor and Customer desire to update certain pricing understandings pursuant to the Data Services Agreement and to formally acknowledge the assumption by Customer of all the rights and obligations of Zavata under the Data Services Agreement;
     NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained, and intending to be legally bound hereby, Vendor and Customer mutually agree as follows:
1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meaning set forth in the Data Services Agreement.
2. ASSUMPTION BY CUSTOMER. Customer hereby agrees that, effective as of the Acquisition, Customer hereby assumes all of the rights and obligations of Zavata pursuant to the Data Services Agreement. Customer acknowledges that Customer shall be responsible for all obligations of Zavata under the Data Services Agreement, even where arising prior to the Acquisition.
3. CORRECTIONS TO EXHIBIT 2; REMOVAL OF SOFTWARE.
     (a) Customer and Vendor each hereby agree and acknowledge that Dyl 260/280 is hereby added to the list of “Third Party Software Other Than IBM Products” on Exhibit 2. This correction shall be deemed effective from the Effective Date of the Data Services Agreement.
     (b) Upon Vendor’s receipt of written notice from Customer that Customer is ceasing its use of (i) Tablebase, (ii) DB2 UDB for Z/OS and (iii) Dyl 260/280 (the “Cessation Notice Date”), each of Tablebase, DB2 UDB for Z/OS and Dyl 260/280 shall be automatically and permanently deleted from Exhibit 2.

4. REDUCTION OF DESIGNATED FEES. The second sentence of the introductory paragraph of Exhibit 4 is hereby amended and restated to read as follows: “The Designated Fees for the Designated Services are $166,666 per month during Contract Years 2 through 4; provided that (i) the monthly Designated Fees for Contract Year 3 shall be reduced to One Hundred and Three Thousand ($103,000) for each month of Contract Year 3 which commences after the Cessation Notice Date (as defined in the Amendment dated October 16, 2008), if any, and (ii) the monthly Designated Fees for Contract Year 4 shall be reduced to Ninety Nine Thousand ($99,000) for each month of Contract Year 4 which commences after the Cessation Notice Date.” No other changes are made to Exhibit 4 hereunder.
5. AGREEMENT REMAINS IN EFFECT. Except as amended hereby, the Data Services Agreement shall continue in full force and effect according to their terms.
     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first written above.

HMS BUSINESS SERVICES, INC.		APOLLO HEALTH STREET[, LTD.]

By:	/s/ Walter D. Hosp	By:	/s/ Andrew DeVoe

Name:	Walter D. Hosp	Name:	Andrew DeVoe

Title:	Sr VP, CFO	Title:	President and CEO